EXHIBIT J

                   SCHEDULE OF ESTIMATED FEES AND EXPENSES IN
                     CONNECTIONWITH THE PROPOSED TRANSACTION

                                                       (In Thousands)
                                                        ------------

Investment Banking Fees                                     $3,775

Legal and Regulatory                                         1,200

Accounting Fees                                                125

Filing Fees                                                     85

Printing                                                       100

Proxy Solicitation                                              25

Exchange Agent                                                  50

Miscellaneous                                                  110
                                                          ---------

                                                            $5,470